Exhibit 99.1
Corporate Communications
P: 615.269.8175

News Release

HEALTHCARE REALTY TRUST ANNOUNCES PRO-RATED QUARTERLY DIVIDEND

Pro-rated amount represents balance of $0.31 regular quarterly dividend

NASHVILLE, Tennessee, August 3, 2022 - Healthcare Realty Trust Incorporated (NYSE:HR) (the “Company”) today announced its cash dividend in the amount of $0.109 per share, payable on August 30, 2022 to Class A common stockholders of record on August 15, 2022. This dividend represents the Company’s regular quarterly dividend of $0.31 per share pro-rated for the period following the Company’s last dividend record date of July 14, 2022 and ending on August 15, 2022. On July 19, 2022, the Company also paid a pro-rated quarterly cash dividend of $0.2010 per share to stockholders of record on July 14, 2022. The pro-rated dividend payments were stipulated under the terms of the merger agreement between Healthcare Realty Trust Incorporated and Healthcare Trust of America, Inc. (“HTA”) which closed on July 20, 2022 (the “Merger”). The July 19 and August 30 pro-rated dividend payments total $0.31 per share, which is equal to the quarterly dividend the Company paid in May 2022. The Company expects to resume its regular quarterly timing of dividend payments in November 2022.
Additionally, the eligible holders of the Company’s operating partnership units (“OP Units”) will receive a pro-rated OP Unit distribution of $0.109 per unit equivalent to the Company’s Class A common stock dividend described above.

Healthcare Realty Trust Incorporated (NYSE: HR) is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of the closing of the Healthcare Realty-Healthcare Trust of America merger on July 20, 2022, the Company was invested in over 700 real estate properties totaling approximately 44 million square feet and provided leasing and property management services to more than 30 million square feet nationwide.

This press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes,

Exhibit 99.1
including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2021 Annual Report on Form 10-K and in its other filings with the SEC.